EXHIBIT 13.1

CERTIFICATION

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Transportadora de Gas del Sur S.A. (the “Company”), hereby certifies, to such officer’s knowledge, that:

The Company’s annual report on Form 20-F for the year ended December 31, 2020 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 27, 2021
/s/ Oscar Sardi
Oscar Sardi
Chief Executive Officer